Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Secretary of Board and Vice President	CCG Investor Relations
Universal Travel Group	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489
Email: 06@cnutg.cn	E-mail: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

FOR IMMEDIATE RELEASE

Universal Travel Group Continues its Expansion Strategy into Tier-Two Cities in China

SHENZHEN, China, September 24, 2009 – Universal Travel Group (NYSEAmex: UTA) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing and hotel reservation services, today announced that the Company is accelerating its market expansion into tier-two cities in China.

Universal Travel Group has entered into a number of strategic partnerships with regional travel agencies in tier-two cities, including Zhengzhou, Shijiazhuang, Chengdu, Guiyang, Kunming, Guilin, Meizhou, and Huangshan, many of which are premier travel destinations with rich tourism resources and under-penetrated local travel markets. Under these agreements, Universal Travel Group is able to expand its position in the packaged tour segment, improve the standard of service offered to its customers, expand its customer base in fast-growing cities, and enjoy attractive pricing. Its travel agency partners enjoy access to Universal Travel’s sizable nation-wide customer base and the efficiencies based on its unique distribution model. Under the terms of the agreements, local travel agencies will cover the ongoing maintenance and support for Universal Travel’s revolutionary TRIPEASY kiosks installed in their cities, providing them with a cost-effective promotion platform and improving the economics of kiosk expansion for Universal Travel.

“Tier-two cities in China possess great natural attractions and receive high demand from tourists from both China and the rest of the world. As part of our expansion strategy, Universal Travel Group is focused on increasing our penetration into these regions through a combination of selective acquisitions and strategic partnerships so as to expand our distribution reach and establish a dominant position in the packaged tour segment in China,” said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group. “Our expansion into these cities will benefit from reduced competition and superior cost advantage with a population base that is becoming increasingly interested in travel opportunities.  We view these partnerships as a great way to extend our brand a develop a close relationship with travel agencies that may be good candidates for future acquisitions.”

About Universal Travel Group
Universal Travel Group, a growing travel services provider in the PRC, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers and booking services for air tickets and hotels. In 2007, Universal Travel Group completed the acquisitions of Shenzhen Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. In 2009, Universal Travel Group sold Shenzhen Speedy Dragon to focus on more profitable travel related businesses and its cost effective TRIPEASY Kiosks expansion. Universal Travel Group's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, hotel booking and tour packaging segments. For more information about the Company, please visit us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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